UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2011
Exide Technologies
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11263	23-0552730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13000 Deerfield Parkway, Building 200,
Milton, Georgia 30004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (678) 566-9000
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 13, 2011, Exide Technologies (the “Company”) issued a press release announcing the pricing of its previously announced offering of $675.0 million in aggregate principal amount of 8 5/8% senior secured notes due 2018 (the “Notes”), through a private placement. The closing of the offering of the Notes is expected to occur on or about January 25, 2011 and is conditioned upon the Company concurrently entering into a new senior secured asset-based revolving credit facility, as well as other customary conditions.
A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
The information contained in this Current Report on Form 8-K is not an offer to sell, or the solicitation of an offer to buy, the Notes. The Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
Item 9.01. Financial Statements and Exhibits

99.1	Press Release, dated January 13, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies
By:	/s/ Phillip A. Damaska
	Name:	Phillip A. Damaska
	Title:	Executive Vice President & Chief Financial Officer

Date: January 13, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 13, 2011.

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